UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 22, 2016

 Roka Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(908) 605-4700
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 22, 2016, Roka Bioscience, Inc. (the "Company") received a written notice from the Listing Qualifications department of The Nasdaq Stock Market (the "Notice") indicating that the Company is not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on the Nasdaq Global Market.
The Nasdaq Listing Rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets this requirement. The Notice indicated that the Company will be provided 180 calendar days in which to regain compliance. If at any time during this period the bid price of the Company's common stock closes at or above $1.00 per share for a minimum of ten consecutive business days, the Nasdaq Staff will provide the Company with a written confirmation of compliance and the matter will be closed.
In the event the Company does not regain compliance with Rule 5450(a)(1) prior to the expiration of the 180 calendar day period, the Nasdaq Staff will provide the Company with written notification that its securities are subject to delisting from The Nasdaq Global Market. At that time, the Company may appeal the delisting determination to a Hearings Panel.
Alternatively, if the Company fails to regain compliance with Rule 5450(a)(1) prior to the expiration of the 180 calendar day period, the Company may apply to transfer to The Nasdaq Capital Market and will be afforded the remainder of the applicable compliance period set forth in Rule 5810(c)(3)(A)(ii), provided that (i) it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on the Nasdaq Capital Market (except for the bid price requirement) based on the Company's most recent public filings and market information and (ii) it notifies Nasdaq of its intent to cure this deficiency during the second compliance period by effecting a reverse stock split, if necessary. At its 2016 annual meeting, the Company plans to seek stockholder approval granting the Company's Board of Directors the authority to effectuate a reverse stock split for the purpose of regaining compliance with the minimum bid price requirement. There can be no assurance, however, that if the Company submits such a proposal for stockholder approval, the stockholders will approve such a reverse stock split or that the Company can maintain compliance with the minimum bid price requirement after such a reverse stock split.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2016	ROKA BIOSCIENCE, INC.

	By:	/s/ Lars Boesgaard
Lars Boesgaard
Vice President, Chief Financial Officer